EXHIBIT G-1

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NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
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	Date of sub-advisory	Date of last approval	Date of last submission
	agreement	by Trustees of the sub-	of existing sub-advisory
		advisory agreement	agreement to vote of
shareholders of each
Fund
Balanced Portfolio	11/03/2003	09/25/2008	09/23/2003
Growth Portfolio	11/03/2003	09/25/2008	09/23/2003
Guardian Portfolio	11/03/2003	09/25/2008	09/23/2003
High Income Bond Portfolio	05/01/2007	09/25/2008	09/23/2003
International Portfolio	11/03/2003	09/25/2008	09/23/2003
Mid-Cap Growth Portfolio	11/03/2003	09/25/2008	09/23/2003
Partners Portfolio	11/03/2003	09/25/2008	09/23/2003
Regency Portfolio	11/03/2003	09/25/2008	09/23/2003
Short Duration Bond Portfolio	05/01/2007	09/25/2008	09/23/2003
Small-Cap Growth Portfolio (formerly Fasciano	11/03/2003	09/25/2008	09/23/2003
Portfolio)
Socially Responsive Portfolio	11/03/2003	09/25/2008	09/23/2003

G-3